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EXHIBIT 3.16

LIMITED LIABILITY COMPANY AGREEMENT

OF

GDX LLC

        THE UNDERSIGNED is executing this Limited Liability Company Agreement ("Agreement") as of December 8, 2000 for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the "Delaware Act"), and does hereby certify and agree as follows:

        1.    Name; Formation.    The name of the Company shall be GDX LLC or such other name as the Board of Directors may from time to time hereafter designate. The Company was formed on December 8, 2000 upon the filing by the Initial Stockholder, as an authorized person on behalf of the Company, of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act (the "Certificate of Formation").

        2.    Definitions; Rules of Construction.    In addition to terms otherwise defined herein, the following terms are used herein as defined below:

          "Board of Directors" means the board of directors designated in Section 7 hereof.

          "By-laws" shall mean the By-laws of the Company as amended from time to time which By-laws are expressly incorporated herein by reference as part of this Agreement. The initial By-laws of the Company are attached hereto as Exhibit A and are hereby adopted and approved by the Initial Stockholder.

          "Capital Contribution" means, with respect to any Stockholder, the amount of capital contributed by such Stockholder to the Company in accordance with Section 8 hereof.

          "Certificate" means a certificate substantially in the form of Exhibit B to this Agreement issued by the Company that evidences an Interest in the Company.

          "Director" means a member of the Board of Directors as designated in, or selected pursuant to, Section 7 hereof. Each Director shall be deemed to be a "manager" within the meaning of Section 18-101(10) of the Delaware Act.

          "Initial Stockholder" means GenCorp Inc., an Ohio corporation.

          "Interest" means the ownership interest of each Stockholder in the Company (which shall be considered personal property for all purposes), consisting of (i) such Stockholder's Percentage Interest in profits, losses, allocations and distributions of the Company, (ii) such Stockholder's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act and (iii) such Stockholder's other rights and privileges as herein provided.

          "Percentage Interest" means a Stockholder's share of the profits and losses of the Company and such Stockholder's percentage right to receive distributions of the Company's assets. The Percentage Interest of each Stockholder shall be the percentage set forth opposite such Stockholder's name on Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interests of all Stockholders shall at all times equal one hundred percent (100%).

          "Stockholder" means the Initial Stockholder and any permitted transferee of all or any part of the Interest of the Initial Stockholder who is admitted as a Stockholder pursuant to the terms hereof and any subsequent transferee of any such Interest who is so admitted, so long as each such person remains a Stockholder. Each person or entity at any time being a Stockholder shall be deemed to be a "member" within the meaning of Section 18-101(11) of the Delaware Act.

        Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

        3.    Purpose.    The purpose of the Company shall be to engage in any lawful activities that may be engaged in by a limited liability company formed under the Delaware Act, as such activities may be determined by the Board of Directors from time to time.

        4.    Offices.

          (a)   The principal office of the Company, and such additional offices as the Board of Directors may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Directors may designate from time to time.

          (b)   The registered office of the Company in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent of the Company for service of process at such address is The Corporation Trust Company, provided the Board of Directors may change the registered office of the Company and its registered agent from time to time in its discretion.

        5.    Stockholders.    The name, business mailing or residence address and Percentage Interest of each Stockholder of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time to reflect the substitution, withdrawal or admission of any Stockholder. Unless otherwise provided by the Board of Directors, a Certificate in respect of each Stockholder's Interest in the Company shall be issued. An Interest in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction (the "UCC"). An Interest in the Company not evidenced by a Certificate shall not constitute a security for all purposes of Article 8 of the UCC. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of Interests.

        6.    Term.    The Company shall have perpetual existence unless dissolved and terminated in accordance with Section 14 of this Agreement.

        7.    Management of the Company.

          (a)   Subject to the delegation of rights and powers as provided for herein and in the By-laws, the Board of Directors shall have the sole right to manage the business of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. No Stockholder, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to approve or take the actions herein specified to be approved or taken by the Stockholders.

          (b)   The officers of the Company shall be elected, removed and perform such functions as are provided in the By-laws. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to any officer of the Company or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion.

          (c)   Except as otherwise provided by the Board of Directors or in the By-laws, when the taking of such action has been authorized by the Board of Directors, any Director and any officer of the Company, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute

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  and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of correction of, or certificates of amendment to, the Company's Certificate of Formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company or as otherwise provided in the Delaware Act, a certificate of cancellation canceling the Company's Certificate of Formation.

          (d)   The number of Directors constituting the Board of Directors shall be as set forth in the By-laws. The Board of Directors shall initially be composed of the following individuals:

Robert A. Wolfe
William R. Phillips
Terry L. Hall

Vacancies on the Board of Directors from whatever cause shall be filled by the remaining Directors, or, if there be none, by action of the Stockholders as provided in the By-laws. Directors shall serve until they resign, die, become incapacitated or are removed. Directors can be removed with or without cause by the Stockholders. Determinations to be made by the Directors in connection with the conduct of the business of the Company shall be made in the manner provided in the By-laws, unless otherwise specifically provided herein.

        8.    Capital Contributions; Administrative Matters.

          (a)   The Initial Stockholder has made the capital contribution to the Company set forth on Schedule I hereto. The Initial Stockholder shall have no obligation to make any further capital contributions to the Company. Any person or entity hereafter admitted as a Stockholder of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined at the time of such admission.

          (b)   Each fiscal year of the Company shall end on the last Saturday in November of each year, provided that the last fiscal year of the Company shall end on the date of the completion of the winding up and termination of the Company. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles.

        9.    Assignments of Company Interest.

          (a)   No Stockholder may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") any or all of its Interest in the Company without the Board of Directors consenting to the proposed transfer by such Shareholder of such Interest in the Company which consent may be given or withheld at the sole discretion of the Board of Directors. The transferee of such Interest of such Stockholder shall be admitted as a Stockholder as provided in this Section 9.

          (b)   In the event there is at any time a proposed transfer of all of the Interest of a Stockholder of the Company to which the Board of Directors has consented as provided in Section 9(a) hereof, the transfer of such Interest to the transferee thereof and the admission of such transferee as a Stockholder of the Company shall be deemed to occur simultaneously with the withdrawal of the transferring Stockholder with the effect that, in connection with such transfer, there shall at all times be at least one Stockholder of the Company.

          (c)   In the event there is at any time a proposed transfer of part, but not all, of the Interest of any Stockholder of the Company to which the Board of Directors has consented as provided in Section 9(a) hereof, the transferee of such Interest shall be admitted as a Stockholder of the Company with respect to such Interest and, if such transfer results for the first time in there being more than one Stockholder of the Company, this Agreement may, as determined by the Stockholders, be amended by the unanimous action of all Stockholders to address the consequences resulting from such transfer, including, without limitation, any resulting changes to the federal, state, local and foreign tax treatment of the Company.

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          (d)   In connection with any permitted transfer hereunder, the transferee shall execute a counterpart of this Agreement or such other document approved by an officer of the Company by which it agrees to be bound by all the terms and conditions of this Agreement and the execution thereof shall be a condition precedent to such transfer and to the transferee's admission as a Stockholder of the Company. The Board of Directors shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

        10.    Additional Stockholders.    The Stockholders acting unanimously shall have the right to admit additional Stockholders upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Stockholders. In connection with any such admission, the Board of Directors shall amend Schedule I hereof to reflect the name, address, Capital Contribution and Percentage Interest of the additional Stockholder and any agreed upon changes in the Percentage Interests of the other Stockholders.

        11.    Withdrawal.    No Stockholder shall have the right to withdraw from the Company except with the consent of the Board of Directors and upon such terms and conditions as may be specifically agreed upon between the Board of Directors and the withdrawing Stockholder. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Stockholder shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Delaware Act or otherwise.

        12.    Distributions.    Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Directors may determine.- Distributions shall be made to (and profits and losses shall be allocated to) the persons or entities that are the Stockholders at the time the distribution is paid in accordance with their respective Percentage Interests in the Company.

        13.    Return of Capital.    No Stockholder or Director shall have any liability for the return of any Stockholder's Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Board of Directors, subject to the requirements of the Delaware Act.

        14.    Dissolution.    The Company shall be dissolved and its affairs wound up and terminated upon the determination of the Stockholders to dissolve the Company.

        15.    Liability.    Neither any Stockholder, any former Stockholder nor any Director or officer of the Company shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Stockholder, former Stockholder, a Director and/or officer.

        16.    Standard of Care; Indemnification of Directors, Officers, Employees and Agents.

          (a)   No Director or officer of the Company shall have any personal liability whatsoever to the Company or the Stockholders on account of such Director's or officer's status as a Director or officer or by reason of such Director's or officer's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Director or officer against any liability to the Company or the Stockholders to which such Director or officer would otherwise be subject by reason of (i) any act or omission of such Director or officer that involves actual fraud or wilful misconduct or (ii) any transaction from which such Director or officer derived improper personal benefit.

          (b)   The Company shall indemnify and hold harmless each Director, officer and Stockholder (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or

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  liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Director or officer under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for resulted from (i) any act or omission of such Indemnified Person that involves actual fraud or wilful misconduct or (ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnifies hereunder shall survive termination of this Agreement or the Company. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to the Stockholders. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

          (c)   The contract rights to indemnification and to the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Directors or otherwise.

          (d)   The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

          (e)   The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 16 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

        17.    Amendments.    This Agreement may be amended only upon the unanimous written consent of the Stockholders.

        18.    Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement of GDX LLC as of the day and year first above written.

GENCORP INC.
By:	/s/ WILLIAM R. PHILLIPS
	Name:	William R. Phillips
	Title:	Senior Vice President Law, General Counsel and Secretary

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SCHEDULE I

Stockholder

Name & Address	Capital Contribution	Percentage Interest
GenCorp Inc. P.O. Box 537012 Sacramento, CA 95853-7012	$1,000.00	100%

EXHIBIT A

BY-LAWS
OF
GDX LLC

INTRODUCTION

        A.    Agreement.    These By-laws shall be subject to the Limited Liability Company Agreement (the "Agreement") of GDX LLC, a Delaware limited liability company (the "Company"). In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall control.

        B.    Definitions.    Capitalized terms used herein are not herein defined are used as defined in the Agreement.

ARTICLE I
OFFICES

        SECTION 1.    Registered Office.    The registered office of the Company and the name of the registered agent in charge thereof shall be as provided in the Agreement.

        SECTION 2.    Additional Offices.    The Company may also have offices at such other places as provided in the Agreement.

ARTICLE II
ACTION BY THE STOCKHOLDERS

        SECTION 1.    Meeting of Stockholders.    Meetings of Stockholders shall be held at any place designated by the President. Any meeting of the Stockholders may be held by conference telephone or similar communication equipment so long as all Stockholders participating in the meeting can hear one another and all Stockholders participating by telephone or similar communication equipment shall be deemed present in person at the meeting. Meetings of the Stockholders may be called at any time by the President for the purpose of taking any action upon any matter requiring the vote or authority of the Stockholders as provided herein or in the Agreement or upon any matter as to which such vote or authority is deemed by the Directors to be necessary or desirable. Meetings of the Stockholders to act on any matter upon which Stockholders may vote as provided in the Agreement or the Delaware Act shall be called promptly by the President or the Secretary upon the written request of Stockholders of the Company owning a majority of the Interests in the Company. Notice of any meeting of Stockholders shall be given to each Stockholder by mail on or before the fifth day (excluding Sundays and legal holidays) immediately preceding the day of the meeting or by telegraph, cable, telecopy or telex, or personally in writing, on or before the second day immediately preceding the day of the meeting. Notice of any meeting of Stockholders may be waived by any Stockholder before, during or after such meeting and any Stockholder who attends any meeting of the Stockholders shall be deemed to have waived the requirement of notice thereof, unless such Stockholder protests the manner in which notice of such meeting was given before or at the commencement of such meeting.

        SECTION 2.    Written Consent.    Any action taken by the Stockholders may be evidenced by a written consent signed by the Stockholders owning the requisite Interest in the Company and filed with the records of the Company.

        SECTION 3.    Quorum and Voting.    The presence at any meeting of the Stockholders of Stockholders owning more than 50% of the Percentage Interests of the Company shall constitute a quorum for the transaction of business. Any action taken by the Stockholders at a meeting or by written cement shall require the approval of Stockholders owning more than 50% of the Percentage Interests of the Company unless by provision of statute, the Agreement or these By-laws a different vote is required, in which case such provision shall govern.

ARTICLE III
DIRECTORS

        SECTION 1.    General Powers.    The property and business of the Company shall be managed by, or under the direction of, its Board of Directors as provided in the Agreement. The Board of Directors may hold its meetings, establish Company offices and agencies, and keep the books and records of the Company at such places either within or without the State of Delaware as it may from time to time determine.

        SECTION 2.    Meetings.    Meetings of the Board of Directors may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Directors in office, and the person or persons so calling or requesting the calling of any meeting of the Board of Directors shall in such call or request fix the date, hour and place, within or without the State of Delaware, for holding any such meeting. In connection with any meeting of the Board of Directors, any Director may participate in the meeting by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

        SECTION 3.    Notice of Meetings.    Notice of any meeting of the Board of Directors shall be given to each Director by mail on or before the fifth day (excluding Sundays and legal holidays) immediately preceding the day of the meeting or by telegraph, cable, telecopier or telex, or personally in writing, on or before the second day immediately preceding the day of the meeting. Notice of any meeting of the Board of Directors may be waived by any Director before, during or after such meeting and any Director who attends any meeting of the Board of Directors shall be deemed to have waived the requirement of notice thereof, unless such Director protests the manner in which notice of such meeting was given before or at the commencement of such meeting.

        SECTION 4.    Number of Directors.    The number of Directors which shall constitute the whole Board of Directors of the Company shall be not fewer than three (3) nor more than seven (7). Within such limits, the number of Directors shall be as fixed at any meeting of the Board of Directors by resolution adopted by a majority of the Directors then in office; provided, however, that no decrease in the number of Directors constituting the whole Board shall shorten the term of any incumbent Director. Vacancies created by an increase in the number of Directors shall be filled as provided in the Agreement.

        SECTION 5.    Quorum.    The presence at any meeting of the Board of Directors of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business.

        SECTION 6.    Voting.    The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless by provision of statute, the Agreement or these By-laws the vote of a different number of Directors is required, in which case such provision shall govern.

        SECTION 7.    Action Without A Meeting.    Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under the terms of the Agreement, these By-laws or applicable law). Any such written consent may be executed and given by telecopy or similar electronic means. Such written consent shall be filed with the minutes of the proceedings of the Directors.

        SECTION 8.    Resignation.    Any Director or member of a committee of Directors may resign at any time. Such resignation shall be made in writing, and shall take effect at the lime specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

ARTICLE IV
COMMITTEES

        SECTION 1.    Appointment; Powers.    The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees of the Board, each committee to consist of such number of Directors and to have such powers of the Board of Directors in the management of the business and affairs of the Company as the Board may determine and specify in such a resolution. The Board of Directors may at any time, by resolution similarly adopted, change the number, members or powers of any such committee, fill vacancies, or discharge any such committee.

        SECTION 2.    Procedures; Meetings; Quorum.    To the extent any such action is not taken by the Board of Directors, each committee may choose its own chairman and secretary, fix its own rules of procedure, and meet at such times and at such place or places as may be provided by such rules. At every meeting of each committee, the presence of a majority of all the members thereof shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary to decide any question before the committee. Unless otherwise provided by the Board of Directors or by the committee, the members of each committee may participate in meetings by telephone or similar communication equipment and may act by written consent to the same extent as provided in these By-laws with respect to the entire Board of Directors.

ARTICLE V
OFFICERS

        SECTION 1.    Officers.    The officers of the Company shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors. Any two or more offices, except those of President and Secretary, may be held by the same person.

        The Board of Directors may appoint one or more Assistant Treasurers, and one or more Assistant Secretaries who shall have such authority and shall perform such duties as specified herein and as from time to time may be prescribed by the Board of Directors.

        Subject to Section 6 of this Article V, each officer and assistant officer elected or appointed by the Board of Directors shall hold office until his or her successor shall be chosen.

        SECTION 2.    President.    The President shall be the chief executive officer of the Company and shall have general direction, control and supervision over the business, affairs and operations of the Company, subject to the control and direction of the Board of Directors. The President shall keep the Board of Directors fully informed concerning the business of the Company under his supervision. Unless otherwise provided by the Board of Directors, the President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company, and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver any certificate representing Interests in the Company in the event the Board of Directors shall determine to issue certificates representing Interests. In general, the President shall have and perform all powers and duties incident to the office of a president of a corporation and such other powers and duties as from time to time may be assigned to the President by the Board of Directors.

        SECTION 3.    Vice President.    In the absence or incapacity of the President, a Vice President designated the Board of Directors shall have and perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Unless otherwise provided by the Board of Directors, each Vice President may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company and with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, may execute and deliver any certificate representing Interests in the Company in the event the Board of Directors shall determine to issue certificates representing Interests. Each Vice President shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors or by the President.

        SECTION 4.    Treasurer.    The Treasurer shall have responsibility for the custody and safekeeping of all funds and securities of the Company; he may sign with the President or any Vice President any or all certificates representing Interests in the Company in the event the Board of Directors shall determine to issue certificates representing Interests; and in general the Treasurer shall have and perform all of the other powers and duties incident to the office of treasurer and such other powers and duties as may be assigned by the Board of Directors or the President. Unless otherwise provided by the Board of Directors, the Treasurer (and any Assistant Treasurer that may be appointed) may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company.

        SECTION 5.    The Secretary.    The Secretary shall keep or cause to be kept records of any action taken by the Stockholder by written consent and the minutes of all meetings of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the minute books, and similar records and of the seal of the Company;, shall keep or cause to be kept a ledger identifying the Stockholder and an address of the Stockholder (and each successor); may sign with the President and any Vice President any and all certificates representing Interests in the Company in the event that the Board of Directors shall determine to issue certificates representing Interests; and in general the Secretary shall have and perform all powers and duties incident to the office of the secretary and such other powers and duties as may, from time to time, be assigned by the Board of Directors or the President. Unless otherwise provided by the Board of Directors, the Secretary (and any Assistant Secretary that may be appointed) may execute and deliver bonds, notes, contracts, agreements or other obligations or instruments in the name of the Company.

        SECTION 6.    Removal of Officers.    Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the Directors then in office at any meeting of the Board of Directors.

        SECTION 7.    Filling of Vacancies.    If a vacancy shall exist in the office of any officer or assistant officer of the Company, the Board of Directors may elect or appoint any person to fill such vacancy, such person to hold office (subject to Section 6 of this Article V) until his successor shall be chosen and qualified.

ARTICLE VI
INTERESTS

        SECTION 1.    Transfer of Interests.    Unless otherwise authorized by the Board of Directors, no certificates representing Interests shall be issued. A register shall be kept at an office of the Company or the Company's transfer agent that shall contain the name and address of the Stockholders and a record of all transfers of Interests. The persons indicated as the Stockholders on the Company's register shall be entitled to receive dividends or other distributions and otherwise to exercise or enjoy the rights of the Stockholders. Subject to the Agreement, Interests in the Company shall be transferable only upon its books by the holder thereof in person or by his duly authorized attorneys or legal representatives or pursuant to the unclaimed property laws of the various states. In the event the Board of Directors shall have authorized the issuance of certificates representing Interests, upon transfer, the old certificates representing such Interests shall be surrendered to the Company by the delivery thereof to the Secretary or the transfer agent for said certificates, or to such other person as the Board of Directors may designate, by whom such old certificates shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

        SECTION 2.    Lost or Destroyed Certificates.    In the event the Board of Directors shall authorize the issuance of certificates representing Interests, the Board of Directors may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in the Board's discretion, require the owner of such certificate or the owner's legal representative to give bond, with such surety, if any, as the Board shall deem appropriate, sufficient to indemnify the Company and each transfer agent and registrar, against any claim that may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
COMPANY SEAL

        The Board of Directors may authorize and establish a company seal containing the name of the Company, the words "Limited Liability Company Seal" or "LLC Seal" and "Delaware", and otherwise in such form as shall be approved by the Board of Directors.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

        SECTION 1.    Notice.    Any notice required, (i) if given by mail, shall be deemed to have been given upon the deposit thereof in a post office box, postage prepaid, or (ii) if given by telegraph or cable, shall be deemed to have been given upon delivery thereof to the telegraph or cable company for transmission, or (iii) if the person entitled to notice has facilities for the receipt of telecopies or telex or other electronic means, shall be deemed to have been given upon transmission of the notice by such means; and in any instance the notice shall be addressed to the person entitled thereto at such person's last known address according to the records of the Company.

        SECTION 2.    Voting Upon Stocks.    Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of stockholders of any company in which the Company may hold stock or other interests, and also to execute and deliver for and on behalf of the Company proxies in respect of such meetings, and at any such meeting the President or the individual or individuals named in the proxy executed by the President in respect of such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons, which powers may be general or confined to specific instances.

ARTICLE IX
AMENDMENTS

        The Board of Directors shall have full power to alter, amend or repeal these By-laws or any provision thereof, or to adopt new by-laws, at any meeting or by action without a meeting as herein provided. By-laws adopted, altered or amended by the Board of Directors may be altered, amended or repealed by the Stockholders.

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QuickLinks

  EXHIBIT 3.16
LIMITED LIABILITY COMPANY AGREEMENT OF GDX LLC
SCHEDULE I
EXHIBIT A
BY-LAWS OF GDX LLC
ARTICLE I OFFICES
ARTICLE II ACTION BY THE STOCKHOLDERS
ARTICLE III DIRECTORS
ARTICLE IV COMMITTEES
ARTICLE V OFFICERS
ARTICLE VI INTERESTS
ARTICLE VII COMPANY SEAL
ARTICLE VIII MISCELLANEOUS PROVISIONS
ARTICLE IX AMENDMENTS